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                                                                   EXHIBIT 23(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of The BFGoodrich Company of our report dated February 7, 2001, included in the 2000 Annual Report to Shareholders of The BFGoodrich Company.

We also consent to the incorporation by reference of our report dated February 7, 2001, with respect to the consolidated financial statements incorporated herein by reference, in the following Registration Statements and in the related
Prospectuses:


Registration
  Number         Description of Registration Statement                     Filing Date
------------     -------------------------------------                     -----------

  33-20421       The B.F.Goodrich Company Key Employees'                   March 1, 1988
                 Stock Option Plan - Form S-8

  2-88940        The B.F.Goodrich Company Retirement Plus                  April 28, 1989
                 Savings Plan - Post-Effective Amendment
                 No. 2 to Form S-8

  33-29351       The Rohr Industries, Inc. 1988 Non-Employee               June 19, 1989
                 Director Stock Option Plan - Form S-8

  33-49052       The B.F.Goodrich Company Key Employees'                   June 26, 1992
                 Stock Option Plan - Form S-8

  33-59580       The B.F.Goodrich Company Retirement                       March 15, 1993
                 Plus Savings Plan for Wage Employees - Form S-8

  333-03293      The B.F.Goodrich Company                                  May 8, 1996
                 Stock Option Plan - Form S-8

  333-03343      Common Stock - Form S-3                                   May 8, 1996

  333-19697      The B.F.Goodrich Company Savings                          January 13, 1997
                 Benefit Restoration Plan - Form S-8

  333-53877      Pretax Savings Plan for the Salaried Employees            May 29, 1998
                 of Rohr, Inc. (Restated 1994) and Rohr, Inc. Savings
                 Plan for Employees Covered by Collective Bargaining
                 Agreements (Restated 1994) - Form S-8

  333-53879      Directors' Deferred Compensation Plan - Form S-8          May 29, 1998

  333-53881      Rohr, Inc. 1982 Stock Option Plan,                        May 29, 1998
                 Rohr, Inc. 1989 Stock Incentive Plan and
                 Rohr, Inc. 1995 Stock Incentive Plan - Form S-8

  333-74987      51/4% Convertible Preferred Securities Term Income        March 24, 1999
                 Deferrable Equity Securities - Form S-3

  333-76297      Coltec Industries Inc. 1992 Stock Option Plan             April 14, 1999
                 Coltec Industries Inc. 1994 Stock Option Plan for
                 Outside Directors - Form S-8

  333-77023      The B.F.Goodrich Company Stock Option                     April 26, 1999
                 Plan - Form S-8





                                                           /s/ ERNST & YOUNG LLP
Charlotte, North Carolina
February 21, 2001